                                                                    EXHIBIT 99.1

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
             CONSOLIDATED STATEMENTS OF CERTAIN ASSETS & LIABILITIES

                                             January 2, 2005    December 28, 2003
                                             ---------------    -----------------
                                                       (In thousands)
ASSETS
CURRENT ASSETS:
      Cash                                   $         1,411    $         3,616
      Accounts receivable, net                        44,503             29,150
      Inventories                                     51,746             46,556
      Deferred income tax assets                       2,283              1,558
      Assets held for sale                             2,774              1,087
      Other current assets                             1,841              4,079
                                             ---------------    ---------------
Total current assets                                 104,558             86,046
                                             ---------------    ---------------
OTHER ASSETS:
      Goodwill                                        35,002             35,002
      Other assets                                       397                436
                                             ---------------    ---------------
Total other assets                                    35,399             35,438
                                             ---------------    ---------------
PROPERTY, PLANT AND EQUIPMENT:
     Buildings                                        43,332             42,912
     Machinery and equipment                         694,794            689,817
     Other                                             9,760             10,292
     Construction in progress                          1,967              7,333
                                             ---------------    ---------------
Property, plant and equipment, at cost               749,853            750,354
Accumulated depreciation                            (528,083)          (502,347)
                                             ---------------    ---------------
Property, plant and equipment, net                   221,770            248,007
                                             ---------------    ---------------
TOTAL ASSETS                                 $       361,727    $       369,491
                                             ===============    ===============

LIABILITIES AND PARENT'S INVESTMENT
CURRENT LIABILITIES:
      Long-term debt, current installments   $            68    $            61
      Accounts payable                                20,264             14,925
      Accrued liabilities                              9,475              8,658
                                             ---------------    ---------------
                                                      29,807             23,644
                                             ---------------    ---------------
DEFERRED INCOME TAXES                                 52,083             53,276
                                             ---------------    ---------------
MINORITY INTEREST                                     10,244             10,648
                                             ---------------    ---------------
LONG-TERM DEBT                                           266                339
                                             ---------------    ---------------
OTHER LIABILITIES                                        223                  -
                                             ---------------    ---------------
PARENT'S INVESTMENT                                  269,104            281,584
                                             ---------------    ---------------
TOTAL LIABILITIES AND EQUITY                 $       361,727    $       369,491
                                             ===============    ===============

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Fifty-Three         Fifty-Two            Thirty         Fifty-Two Weeks
                                               Weeks Ended        Weeks Ended         Weeks Ended           Ended
                                             January 2, 2005   December 28, 2003   December 29, 2002    June 2, 2002
                                             ---------------   -----------------   -----------------   ---------------
                                                                          (In thousands)
Net sales                                     $     474,771      $     453,681       $     256,530       $   526,790
Other income                                            981              1,968                 933             3,207
                                              -------------      -------------       -------------       -----------
                                                    475,752            455,649             257,463           529,997
                                              -------------      -------------       -------------       -----------

Cost of products sold                               356,856            348,472             200,062           413,362
Selling and administrative expenses                  45,121             49,483              25,406            50,872
Depreciation and amortization                        39,335             40,825              23,111            41,721
Interest expense                                          7                 10                   5                13
Restructuring and impairment charges                  1,825              1,310               2,000             3,565
                                              -------------      -------------       -------------       -----------
                                                    443,144            440,100             250,584           509,533
                                              -------------      -------------       -------------       -----------

Income before income tax provision,
   minority interest and cumulative effect
   of a change in accounting principle               32,608             15,549               6,879            20,464
Income tax provision                                 10,135              3,366               2,333             3,154
                                              -------------      -------------       -------------       -----------

Income before minority interest and
   cumulative effect of a change in
   accounting principle                              22,473             12,183               4,546            17,310
Minority interest                                     1,796              1,462                 838            12,555
                                              -------------      -------------       -------------       -----------

Income before cumulative effect of a
   change in accounting principle                    20,677             10,721               3,708             4,755
Cumulative effect of a change in
   accounting principle, net of tax
   benefit of $7,830                                      -                  -                   -           (12,509)
                                              -------------      -------------       -------------       -----------

Net income (loss)                             $      20,677      $      10,721       $       3,708       $    (7,754)
                                              =============      =============       =============       ===========

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Fifty-Three
                                                  Weeks Ended   Fifty-Two Weeks        Thirty           Fifty-Two
                                                   January 2,   Ended December       Weeks Ended       Weeks Ended
                                                      2005         28, 2003       December 29, 2002   June 2, 2002
                                                  -----------   ---------------   -----------------   ------------
                                                                           (In thousands)
Cash flows from operating activities:

     Net income (loss)                            $   20,677     $     10,721      $        3,708     $    (7,754)
     Adjustments to reconcile net income to net
        cash provided by operating activities:
          Cumulative effect of a change in
           accounting principle, net of tax
           benefit of $7,830                               -                -                   -          12,509
          Depreciation and amortization               39,335           40,825              23,111          41,721
          Restructuring and impairment charges         1,825              795               2,000           2,412
          Loss on sale of assets                          74              283                  10             175
          Deferred income tax provision               (1,918)              (7)               (747)          1,301
          Minority interest                            1,796            1,462                 838          12,555
          Change in operating assets and
           liabilities:
               Accounts receivable                   (15,353)           1,289              13,097          12,043
               Inventories                            (5,190)           7,463                (772)          7,178
               Accounts payable                        5,339            3,087              (4,447)          1,397
               Accrued liabilities                       817           (2,555)              3,080          (2,615)
               Other                                   3,251              917                (520)         (2,433)
                                                  ----------     ------------      --------------     -----------
Net cash provided by operating activities             50,653           64,280              39,358          78,489
                                                  ----------     ------------      --------------     -----------
Cash flows from investing activities:
     Capital expenditures                            (18,879)         (30,166)            (20,066)        (17,360)
     Proceeds from sale of assets                      1,252              240                  84           1,103
     Distribution to minority shareholders            (2,200)          (1,600)             (1,200)        (23,659)
     Other assets                                        192              107                 143            (290)
                                                  ----------     ------------      --------------     -----------
Net cash used in investing activities                (19,635)         (31,419)            (21,039)        (40,206)
                                                  ----------     ------------      --------------     -----------
Cash flows from financing activities:
     Net transactions with Gulf States Paper
      Corporation                                    (33,157)         (30,928)            (19,732)        (36,066)
     Payments on debt                                    (66)             (71)                (33)            (63)
                                                  ----------     ------------      --------------     -----------
Net cash used in financing activities                (33,223)         (30,999)            (19,765)        (36,129)
                                                 -----------    -------------     ---------------     ------------
Net (decrease) increase in cash                       (2,205)           1,862              (1,446)          2,154
Cash at beginning of year                              3,616            1,754               3,200           1,046
                                                 -----------    -------------     ---------------     -----------
Cash at end of year                               $    1,411     $      3,616              $1,754     $     3,200
                                                 ===========    =============     ===============     ===========
Supplemental cash flow disclosure:
Interest paid during the year                     $        7     $         10      $            5     $        13

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                 CONSOLIDATED STATEMENTS OF PARENT'S INVESTMENT
                                 (In Thousands)

                                    January 2, 2005   December 28, 2003   December 29, 2002   June 2, 2002
                                    ---------------   -----------------   -----------------   ------------
PARENT'S INVESTMENT:
     Balance at beginning of year   $      281,584    $        301,791    $        317,815    $   361,635
     Net income (loss)                      20,677              10,721               3,708         (7,754)
     Net transactions with Gulf
         States Paper Corporation          (33,157)            (30,928)            (19,732)       (36,066)
                                    --------------    ----------------    ----------------    -----------
     Balance at end of year         $      269,104    $        281,584    $        301,791    $   317,815
                                    ==============    ================    ================    ===========

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1 - BASIS OF PRESENTATION AND BACKGROUND

Basis of Presentation

The financial statements of the Paperboard and Packaging Divisions (the "Divisions") of Gulf States Paper Corporation (the "Company" or "Gulf States") reflect the accounts and results of certain operations of the business conducted by the Divisions. Two joint ventures are also included in the Divisions' consolidated financial statements (see Note 9). The accompanying consolidated financial statements of the Divisions have been prepared from Gulf States' historical accounting records and are presented on a carve-out basis reflecting these certain assets, liabilities and operations. The Divisions are an unincorporated business of the Company and, accordingly, Gulf States' net investment in these operations ("parent's investment") is presented in lieu of stockholder's equity. All significant intradivision transactions have been eliminated. The financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the Divisions been an independent entity not integrated into Gulf States' other operations. Also, they may not be indicative of the actual financial position that might have otherwise resulted, or of future results of operations or financial positions of the Divisions.

Allocation of Costs from Gulf States

The Company charges the Divisions for the estimated cost of certain functions that are managed by the Company and can reasonably be directly attributed to the operation of the Divisions. These costs include corporate senior management, dedicated human resource, legal, accounting and information systems support. The charges to the Divisions are based on management's estimate of such services specifically used by the Divisions. Where determinations based on specific usage alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to the Divisions. The total of these allocations was $19,458, $18,190, $10,604 and $16,705 for the periods ended January 2, 2005 and December 28, 2003, the transition period ended December 29, 2002 and the period ended June 2, 2002, respectively. Such allocations are not intended to represent the costs that would be or would not be incurred if the Divisions were an independent business.

The amount of parent's investment included in the balance sheet represents a net balance as the result of various transactions between the Divisions and Gulf States. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Divisions' participation in Gulf States' central cash management program, wherein all the Divisions' cash receipts are remitted to Gulf States and all cash disbursements are funded by Gulf States. Other transactions include intercompany purchases and sales, certain direct and allocated portions of legal, environmental, self-insurance and human resource obligations administered by Gulf States, as well as the Divisions' share of the current portion of the parent's consolidated federal and state income tax liability and various other administrative expenses incurred by the parent on the Divisions' behalf. As a result, obligations for these matters are not reflected on the accompanying balance sheet. The Company is unable to provide estimates of the components of the intercompany balances at January 2, 2005 and December 28, 2003.

Business and Summary of Accounting Policies

The Pulp and Paperboard Division converts wood fiber into bleached kraft pulp and solid bleached sulfate ("SBS") paperboard. The Paperboard Packaging Division produces folding cartons primarily for the consumer products industry. Net sales by product category are summarized below:

                                                   FISCAL YEAR ENDED
                       ---------------------------------------------------------------------------
                                                               DECEMBER 29, 2002
                         JANUARY 2, 2005   DECEMBER 28, 2003       (30 WEEKS)       JUNE 2, 2002
                       -----------------   -----------------   -----------------   ---------------
Sales by Category
Pulp & Paperboard      $         143,391   $         135,570   $          73,004   $       178,120
Paperboard Packaging             331,380             318,111             183,526           348,670
                       -----------------   -----------------   -----------------   ---------------

Total Sales            $         474,771   $         453,681   $         256,530   $       526,790
                       =================   =================   =================   ===============

Other Financial Activities

The Divisions have not been allocated any portion of Gulf States' unsecured consolidated debt. No portion of Gulf States' related interest expense has been allocated to the Divisions. Debt secured by the Divisions' real property has been reflected in these consolidated financial statements. The secured debt was $334 and $400 at January 2, 2005 and December 28, 2003, respectively.

Organization

The Company reorganized effective December 30, 2002. Gulf States Paper Corporation elected Subchapter S status for income tax purposes. GSPC Enterprises, Inc. was formed at the reorganization date as a wholly-owned subsidiary. GSPC Enterprises was formed as a Subchapter C corporation, which is subject to federal and state income taxes. As a result of the Subchapter S election, Gulf States will generally be exempt from federal and state income taxes.

Prior to the reorganization, all business of the divisions was conducted within Gulf States Paper Corporation and the income was subject to federal and state income taxes. Effective with the reorganization date, certain of the Divisions' business assets and liabilities were contributed in a tax-free transaction to GSPC Enterprises, Inc. The result of the reorganization was to have GSPC Enterprises own and operate the Demopolis paperboard mill ("Pulp & Paperboard Division") and to own and operate the Paperboard Packaging Division's six folding carton plants located within Missouri, Texas, Kentucky and North Carolina. Gulf States Paper Corporation retained a folding carton plant within Alabama and the member interest in the joint venture (GSD Packaging, LLC ("GSD")). These assets, along with the six folding carton plants owned by GSPC Enterprises, Inc., comprise the Paperboard Packaging Division.

Reporting Period

The Divisions use a 52-53 week year ending on the Sunday nearest the end of December.

Effective with the reorganization, the Company changed its fiscal year-end from the last Sunday nearest the end of May to the last Sunday nearest the end of December. Accordingly, the consolidated Financial Statements include the results of operations for the periods ended January 2, 2005 (53 weeks) and December 28, 2003 (52 weeks), the transition period ended December 29, 2002 (30 weeks) and the period ended June 2, 2002 (52 weeks).

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid debt instruments purchased with an original maturity of three months or less.

Inventories

Inventories are stated at the lower of cost or market. Over 90% of product and manufacturing materials inventories is determined by the last in, first out ("LIFO") method. The remaining manufacturing materials inventories are valued using the first in, first out ("FIFO") method, or moving average cost methods. The cost of other inventories is determined principally by the average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Major overhauls that extend the useful lives of existing assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Gains and losses from the sale of property, plant and equipment are included in other income.

Goodwill

Goodwill is accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142. See Note 7.

Asset Impairment

The Divisions evaluate long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value. Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased. See Note 5.

Income Taxes

The Divisions computed income tax provisions as if separate returns were filed. For the years ended January 2, 2005 and December 28, 2003, the income earned from operations conducted within Gulf States has been treated as exempt income due to the Subchapter S election. The Divisions' remaining operations are included in the consolidated C Corporation tax return filed by GSPC Enterprises, Inc. Current taxes are paid by this corporation and any obligations thereto are not reflected in the accompanying balance sheet.

The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax bases of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. A valuation allowance has not been recorded to reduce deferred tax assets as it is more likely than not the future tax benefits will be realized. See Note 4.

Revenue Recognition

The Divisions recognize revenue at the time the product is shipped or as title passes subject to the terms of the agreement with the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). FIN 46 requires the primary beneficiary of a variable interest entity to consolidate that entity. The primary beneficiary of a VIE is the party that absorbs a majority of the VIE's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Prior to the issuance of FIN 46, an enterprise generally consolidated an entity when the enterprise had a controlling interest in the entity through ownership of a majority voting interest. In December 2003, the FASB issued FIN 46 Revised ("FIN 46-R"), which included amendments to FIN 46 and also required application of the interpretation to all affected entities no later than March 31, 2004, for calendar year reporting companies. The Divisions adopted FIN 46-R effective December 28, 2003. The adoption of FIN 46-R resulted in the consolidation of GSD, a previously unconsolidated joint venture (see Note 9). For purposes of these statements, the Divisions consolidated GSD for all periods presented.

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Divisions conduct business with customers primarily in the consumer products and paperboard converting industries. The Company believes its accounts receivable allowance is sufficient to cover any risk of credit losses.

NOTE 3 - INVENTORIES

                                     January 2, 2005   December 28, 2003
                                     ---------------   -----------------
Raw materials                        $       11,773    $         10,851
Finished goods and work in process           45,927              40,477
Supplies and repair parts                    13,530              13,060
LIFO reserve                                (19,484)            (17,832)
                                     --------------    ----------------
                                     $       51,746    $         46,556
                                     ==============    ================

NOTE 4 - INCOME TAX

As discussed in Note 1, Gulf States Paper Corporation elected effective December 30, 2002 to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the stockholders of the Company are taxed on their proportionate share of Gulf States Paper Corporation's taxable income. Consequently, the Divisions' income earned by the Company will generally be exempt from federal and state income taxes unless a disposition of property occurs that is subject to the built-in gains tax. The built-in gains tax is imposed at corporate rates if certain appreciated property is disposed of within ten years of the Subchapter S election.

The Livingston Box plant and GSD joint venture member interests are owned by Gulf States Paper Corporation. At the date of the S election, the net deferred tax liability applicable to the Livingston Box plant and GSD joint venture was $458. As a result of the change in tax status, the Divisions have reduced the tax provision in the year ended December 28, 2003 by the amount of the above net deferred tax liability. The remaining business operations of the Divisions are owned by GSPC Enterprises, Inc. ("Enterprises"). Enterprises is a wholly owned subsidiary of Gulf States Paper Corporation that remains a Subchapter C corporation subject to federal and state income taxes. Accordingly, the financial statements reflect liabilities for current and deferred taxes related to Enterprises.

The provision for income taxes before cumulative effect of change in accounting principle consists of the following:

                         JANUARY 2, 2005   DECEMBER 28, 2003   DECEMBER 29, 2002   JUNE 2, 2002
                         ---------------   -----------------   -----------------   ------------
Current:
    Federal              $       10,336     $        2,636      $        2,527     $     9,296
    State                         1,717                738                 552             387

Deferred:
    Federal                      (1,453)               716                (482)         (6,719)
    State                          (465)              (266)               (264)            190
Adjustment to deferred
  tax liability due to
  change in tax status
                                      -               (458)                  -               -
                         --------------     --------------      --------------     -----------

Total                    $       10,135     $        3,366      $        2,333     $     3,154
                         ==============     ==============      ==============     ===========

The federal statutory rate was 35%. The provision for income taxes is reconciled to the federal statutory rate:

                          JANUARY 2, 2005   DECEMBER 28, 2003   DECEMBER 29, 2002   JUNE 2, 2002
                          ---------------   -----------------   -----------------   ------------
Taxes at federal
  statutory rate          $       10,784    $          4,930    $           2,114   $      2,768
Subchapter S income
  not subject to tax              (1,469)             (1,412)                   -              -
State income taxes net
  of federal income tax
  benefit                            814                 307                  187            375
Miscellaneous items                    6                  (1)                  32             11
Change in tax status                   -                (458)                   -              -
                          --------------    ----------------    -----------------   ------------

Total                     $       10,135    $          3,366    $           2,333   $      3,154
                          ==============    ================    =================   ============

The net deferred income tax liability includes the following components as of:

                                     JANUARY 2, 2005   DECEMBER 28, 2003
                                     ---------------   -----------------
Current deferred tax asset           $        2,283    $          1,558
Non-current deferred tax liability          (52,083)            (53,276)
                                     --------------    ----------------
Net deferred tax liability           $      (49,800)   $        (51,718)
                                     ==============    ================

The tax effect of significant temporary differences representing deferred tax assets and liabilities is as follows as of:

                              JANUARY 2, 2005   DECEMBER 28, 2003
                              ---------------   -----------------
Intangible assets             $        2,522    $          3,764
Other assets                           1,665               1,211
Post-Retirement benefit                   84                   -
Plant, property & equipment          (54,570)            (57,187)
Vacation accrual                         499                 494
                              --------------    ----------------
Net deferred tax liability    $      (49,800)   $        (51,718)
                              ==============    ================

NOTE 5 - RESTRUCTURING AND IMPAIRMENT CHARGES

During the year ended June 2, 2002, the Divisions closed the Newark, NJ packaging plant and recorded a $3,402 restructuring charge. The charge included a $2,248 non-cash asset impairment charge and a $1,154 accrual for severance and termination benefits. The Divisions also removed equipment from service at the Marion packaging plant and incurred a non-cash impairment charge of $163.

During the transition period ended December 29, 2002, the Divisions recorded a non-cash impairment charge of $2,000 on a recovery boiler. The remaining fair value of the boiler was $4,500.

During the year ended December 28, 2003, the Divisions announced the closing of the Towaco, NJ packaging plant. A restructuring charge of $815 was recorded. The charge included a $300 non-cash asset impairment charge and a $515 accrual for severance and termination benefits. In addition, the GSD joint venture removed a printing press from service and recorded a non-cash impairment charge of $495.

The Divisions reduced the carrying value of the recovery boiler and recorded a non-cash impairment charge of $1,800 during the year ended January 2, 2005. The boiler's fair value was reduced to $2,700 and the boiler's classification was changed from property, plant and equipment to held for sale. The Divisions also recorded a $25 non-cash impairment charge to reduce the fair value of printing equipment held for sale.

NOTE 6 - RETIREMENT, SAVINGS AND OTHER POST RETIREMENT BENEFITS

Employees of the Divisions participate in various pension, defined contribution plans and postretirement benefit plans sponsored by the Company. A portion of the Company's employee benefit costs has been allocated to the Divisions for their participation in the noncontributory designed benefit pension plans, defined contribution and postretirement health care and life insurance benefit plans. The following are the costs including curtailment (gains) and losses allocated in the Statements of Operations:

                         JANUARY 2, 2005   DECEMBER 28, 2003   DECEMBER 29, 2002   JUNE 2, 2002
                         ---------------   -----------------   -----------------   ------------
Pension plans            $        2,451    $           7,990   $           3,204   $      3,863
Defined contribution
   plans                          2,964                1,783               1,023          1,931
Postretirement benefit
  plans                            (195)                 649                 394            392
                         --------------    -----------------   -----------------   ------------

                         $        5,220    $          10,422   $           4,621   $      6,186
                         ==============    =================   =================   ============

The obligations for a significant portion of these future costs are not reflected in the Statements of Certain Assets and Liabilities because these obligations will remain with the Company and allocation of these obligations to the division level was not possible.

The allocation of these costs has been based on a combination of the number of employees, employee salaries, or specifically attributable benefits within each plan. The allocated pension defined contribution plan and postretirement benefit plan costs are the resulting proportional amount of that cost calculated in accordance with SFAS No. 87, Employers' Accounting for Pensions and SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, respectively. Management believes the method of allocation is equitable and provides a reasonable estimate of the costs attributable to the Divisions. Such allocations are not intended to represent the costs that would be incurred as if the Divisions had operated on an independent basis.

NOTE 7 - GOODWILL

                                                     GOODWILL
                             ---------------------------------------------------------
                                                             GULF STATES
                              RESOLUTION    LIVINGSTON BOX    PACKAGING       TOTAL
                             ------------   --------------   -----------   -----------
Balance @ June 4, 2001       $    44,369    $        2,148    $   8,824    $   55,341
Impairment charge                (20,339)                -            -       (20,339)
                             -----------    --------------    ---------    ----------
Balance @ June 2, 2002 and
subsequent years             $    24,030    $        2,148    $   8,824    $   35,002
                             ===========    ==============    =========    ==========

On June 5, 2001, the Company adopted SFAS No. 142. The Divisions determined that the goodwill assigned to the Resolution Packaging unit was impaired. The estimate of fair value was based upon the Divisions' projection of the present value of future cash flows.

The after-tax effect of the above impairment charge was $12,509. This charge is reflected as a cumulative effect of an accounting charge in the Statements of Operations for the year ended June 2, 2002.

NOTE 8 - COMMITMENTS

Total rental expense was approximately:

               PERIOD ENDED                   RENTAL EXPENSE
-------------------------------------------   --------------
Period Ended June 2, 2002                     $        2,495
Transitional Period Ended December 29, 2002   $        1,445
Period Ended December 28, 2003                $        2,246
Period Ended January 2, 2005                  $        1,548

At January 2, 2005, the Divisions were committed under non-cancelable leases expiring on various dates to 2033. Most leases require payment of property taxes and insurance. Minimum rentals under such leases are as follows:

Fiscal Year               Transportation
   Ending     Buildings      Equipment     Equipment   Total
-----------   ---------   --------------   ---------   -----
    2005         338            20            132       490
    2006          40             -            112       152
    2007           -             -            106       106
    2008           -             -             14        14
    2009           -             -              1         1

Contingent rental payments imposed by lease agreements are not significant.

The Divisions have commitments under contracts for the purchase of property and equipment. Portions of such contracts not completed at year-end are not reflected in the consolidated financial statements. These commitments amounted to approximately $1,355 and $1,944 at January 2, 2005 and December 28, 2003, respectively.

NOTE 9 - JOINT VENTURES

For a portion of the year ended June 2, 2002, the Divisions were the majority member of a joint venture ("Alpha Venture L.L.C.") with Georgia-Pacific Corporation. The joint venture was formed during 1998 to sell solid bleached sulfate paperboard produced by both companies. The results of the joint venture are included in the Divisions' consolidated financial statements.

The Divisions received notice from Georgia-Pacific Corporation on March 9, 2001 of their election to dissolve Alpha Venture L.L.C. Members of the joint venture agreed to dissolve Alpha Venture on December 30, 2001. Operations ceased as of that date.

The Divisions formed the GSD joint venture with Dopaco Corporation in September 1998 to manufacture and sell folding cartons. The Divisions have a 60% member interest, however, operating control is shared equally by agreement of the members. The results of the joint venture are included in the Divisions' consolidated financial statements.

NOTE 10 - ENVIRONMENTAL AND LEGAL MATTERS

Controlling pollutants discharged into the air, water and groundwater to avoid adverse impact on the environment, making continual improvements in environmental performance and achieving compliance with applicable regulations are continuing objectives of the Company. The Divisions have invested substantial funds to modify facilities to assure compliance. For the periods ended January 2, 2005 and December 28, 2003, the transition period ended December 29, 2002 and the period ended June 2, 2002, pollution control capital expenditures were $4,361, $2,033, $130 and $1,750, respectively.

The Divisions have taken major steps to comply with the regulations promulgated under the Clean Air Act and Clean Water Act (the "Cluster Rules") designed to reduce air and water discharges of specific substances from U.S. pulp and paper mills by 2006. The Divisions estimate future capital expenditures to comply with these regulations will be insignificant.

The Company has been named a defendant in asbestos-related personal injury litigation. These suits also name many other corporate defendants. There have been six lawsuits filed against the Company. The number of defendants in the suits has ranged from forty to one hundred sixty-one. The lawsuits are based upon claims of personal injuries resulting from exposure to asbestos while employed by third-party contractors at the Company's mills. The plaintiffs have not produced any evidence to date that they performed services at any of the Company's facilities.

Management believes that the Company has valid defenses to the above personal injury claims and intends to defend them vigorously. The Company also has substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. To date, the costs resulting from the litigation have not been significant. The Company settled one lawsuit during 2004 for $40. However, the other five lawsuits are in the discovery phase. Although the outcome of this type of litigation is subject to many uncertainties, after consulting with legal counsel, the Company does not believe that such claims will have a material adverse effect on its consolidated financial condition, results of operations or cash flows. Accordingly, no liability has been recorded by the Divisions.

The Divisions' operations are parties to or targets of other lawsuits, claims, investigations and proceedings, which are being handled and defended in the ordinary course of business. No such pending matters are expected to have a material effect on the Divisions' financial position, results of operations or cash flows.

NOTE 11 - OTHER TRANSACTIONS WITH GULF STATES

The Pulp and Paperboard Division purchases softwood chips and pulpwood from Gulf States. The purchases are in the ordinary course of business at negotiated prices determined between the Division and Gulf States and may not reflect spot market prices.

Purchases of chips and pulpwood from Gulf States were as follows:

                                                AMOUNT
                                              ---------
Period Ended June 2, 2002                     $  20,164
Transitional Period Ended December 29, 2002   $   4,183
Period Ended December 28, 2003                $  10,391
Period Ended January 2, 2005                  $  11,508

Amounts payable to Gulf States are settled through intercompany accounts at the end of each month. All settlements with Gulf States are classified as "net transactions with Gulf States Paper Corporation" in the accompanying combined statements of parent's investment and cash flows.

The Company is obligated to provide certain administrative services during the fiscal year ending January 1, 2006 to GSD. The agreement provides that the Company will be reimbursed at a weekly rate of approximately $13.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Gulf States Paper Corporation:

In our opinion, the accompanying consolidated statements of certain assets and liabilities and the related statements of operations, parent's investments and cash flows, present fairly, in all material respects, the financial position of the Paperboard and Packaging Divisions of Gulf States Paper Corporation as of January 2, 2005 and December 28, 2003, and the results of their operations and their cash flows for the fifty three weeks ended January 2, 2005, the fifty two weeks ended December 28, 2003 and June 2, 2002 and the thirty weeks ended December 29, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the statements referred to above have been prepared for the purpose of a possible sale of the Paperboard and Packaging Divisions of Gulf States Paper Corporation, and are not intended to be a complete presentation of the Divisions' financial position, results of operations or cash flows as if it were operated on a stand-alone basis.

PricewaterhouseCoopers LLP

April 27, 2005

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
             CONSOLIDATED STATEMENT OF CERTAIN ASSETS & LIABILITIES
                                   (UNAUDITED)

                                             April 3, 2005   March 28, 2004
                                             -------------   --------------
                                                      (In thousands)
ASSETS
CURRENT ASSETS:
      Cash                                     $     462       $   1,928
      Accounts receivable, net                    42,973          33,068
      Inventories                                 53,143          45,517
      Deferred income tax assets                   2,478           1,510
      Assets held for sale                         2,718             767
      Other current assets                         1,620           3,548
                                               ---------       ---------
Total current assets                             103,394          86,338
                                               ---------       ---------
OTHER ASSETS:
      Goodwill                                    35,002          35,002
      Other assets                                   414             362
                                               ---------       ---------
Total other assets                                35,416          35,364
                                               ---------       ---------
PROPERTY, PLANT AND EQUIPMENT:
     Buildings                                    43,580          43,121
     Machinery and equipment                     695,940         681,492
     Other                                         9,352          10,181
     Construction in progress                      3,231           6,548
                                               ---------       ---------
Property, plant and equipment, at cost           752,103         741,342
Accumulated depreciation                        (537,551)       (502,939)
                                               ---------       ---------
Property, plant and equipment, net               214,552         238,403
                                               ---------       ---------
TOTAL ASSETS                                   $ 353,362       $ 360,105
                                               =========       =========

LIABILITIES AND PARENT'S INVESTMENT
CURRENT LIABILITIES:
      Long-term debt, current installments     $      68       $      61
      Accounts payable                            17,062          14,717
      Accrued liabilities                          9,114           8,520
                                               ---------       ---------
                                                  26,244          23,298
                                               ---------       ---------
DEFERRED INCOME TAXES                             51,622          51,754
                                               ---------       ---------
MINORITY INTEREST                                 10,285          10,359
                                               ---------       ---------
LONG-TERM DEBT                                       249             323
                                               ---------       ---------
OTHER LIABILITIES                                    205               -
                                               ---------       ---------
PARENT'S INVESTMENT                              264,757         274,371
                                               ---------       ---------
TOTAL LIABILITIES AND EQUITY                   $ 353,362       $ 360,105
                                               =========       =========

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                         Thirteen        Thirteen
                                       Weeks Ended      Weeks Ended
                                      April 3, 2005   March 28, 2004
                                      -------------   --------------
                                             (In thousands)
Net sales                                $128,802        $116,374
Other income                                  228             245
                                         --------        --------
                                          129,030         116,619
                                         --------        --------

Cost of products sold                      94,451          89,172
Selling and administrative expenses        13,870          11,168
Depreciation and amortization               9,621           9,826
Interest expense                                2               2
Impairment charge                              25           1,800
                                         --------        --------
                                          117,969         111,968
                                         --------        --------
Income before income tax provision
and minority interest                      11,061           4,651
Income tax provision                        3,426           1,190
                                         --------        --------

Income before minority interest             7,635           3,461
Minority interest                             720             551
                                         --------        --------

Net income                               $  6,915        $  2,910
                                         ========        ========

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                             Thirteen          Thirteen
                                                            Weeks Ended       Weeks Ended
                                                           April 3, 2005     March 28, 2004
                                                           -------------     --------------
                                                                   (In thousands)
Cash flows from operating activities:

     Net income                                               $  6,915          $  2,910
     Adjustments to reconcile net income to net cash
       provided by operating activities:

          Depreciation and amortization                          9,621             9,826
          Impairment charge                                         25             1,800
          Loss on sale of assets                                   255                57
          Deferred income tax provision                           (656)           (1,474)
          Minority interest                                        720               551
          Change in operating assets and liabilities:
               Accounts receivable                               1,530            (3,918)
               Inventories                                      (1,397)            1,039
               Accounts payable                                 (3,202)             (208)
               Accrued liabilities                                (361)             (138)
               Other                                               277               851
                                                              --------          --------
Net cash provided by operating activities                       13,727            11,296
                                                              --------          --------

Cash flows from investing activities:

     Capital expenditures                                       (2,705)           (2,415)
     Proceeds from sale of assets                                   32               365
     Distribution to minority shareholders                        (679)             (840)
     Other assets                                                  (45)               45
                                                              --------          --------
Net cash used in investing activities                           (3,397)           (2,845)
                                                              --------          --------

Cash flows from financing activities:

     Net transactions with Gulf States Paper Corporation       (11,262)          (10,123)
     Payments on debt                                              (17)              (16)
                                                              --------          --------
Net cash used in financing activities                          (11,279)          (10,139)
                                                              --------          --------

Net decrease in cash                                              (949)           (1,688)
Cash at beginning of quarter                                     1,411             3,616
                                                              --------          --------
Cash at end of quarter                                        $    462          $  1,928
                                                              ========          ========

Supplemental cash flow disclosure:
Interest paid during the year                                 $      2          $      2

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS
                  CONSOLIDATED STATEMENT OF PARENT'S INVESTMENT
                                   (UNAUDITED)

                                                          April 3, 2005   March 28, 2004
                                                          -------------   --------------
                                                                  (In thousands)
PARENT'S INVESTMENT:
     Balance at beginning of quarter                         269,104          281,584
     Net income                                                6,915            2,910
     Net transactions with Gulf States Paper Corporation     (11,262)         (10,123)
                                                             -------          -------

     Balance at end of quarter                               264,757          274,371
                                                             =======          =======

  (The accompanying notes are an integral part of these financial statements.)

                          GULF STATES PAPER CORPORATION
                       PAPERBOARD AND PACKAGING DIVISIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                             (Dollars in Thousands)

NOTE 1 - BASIS OF PRESENTATION AND BACKGROUND

Basis of Presentation

The financial statements of the Paperboard and Packaging Divisions (the "Divisions") of Gulf States Paper Corporation (the "Company" or "Gulf States") reflect the accounts and results of certain operations of the business conducted by the Divisions. A joint venture is also included in the Divisions' consolidated financial statements (see Note 9). The accompanying consolidated financial statements of the Divisions have been prepared from Gulf States' historical accounting records and are presented on a carve-out basis reflecting these certain assets, liabilities and operations. The Divisions are an unincorporated business of the Company and, accordingly, Gulf States' net investment in these operations ("parent's investment") is presented in lieu of stockholder's equity. All significant intradivision transactions have been eliminated. The financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the Divisions been an independent entity not integrated into Gulf States' other operations. Also, they may not be indicative of the actual financial position that might have otherwise resulted, or of future results of operations or financial positions of the Divisions.

Allocation of Costs from Gulf States

The Company charges the Divisions for the estimated cost of certain functions that are managed by the Company and can reasonably be directly attributed to the operation of the Divisions. These costs include corporate senior management, dedicated human resource, legal, accounting and information systems support. The charges to the Divisions are based on management's estimate of such services specifically used by the Divisions. Where determinations based on specific usage alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to the Divisions. The total of these allocations were $5,568 and $5,386 for the quarters ended April 3, 2005 and March 28, 2004, respectively. Such allocation is not intended to represent the costs that would be or would not be incurred if the Divisions were an independent business.

The amount of parent's investment included in the balance sheet represents a net balance as the result of various transactions between the Divisions and Gulf States. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Divisions' participation in Gulf States' central cash management program, wherein all the Divisions' cash receipts are remitted to Gulf States and all cash disbursements are funded by Gulf States. Other transactions include intercompany purchases and sales, certain direct and allocated portions of legal, environmental, self-insurance and human resource obligations administered by Gulf States, as well as the Divisions' share of the current portion of the parent's consolidated federal and state income tax liability and various other administrative expenses incurred by the parent on the Divisions' behalf. As a result, obligations for these matters are not reflected on the accompanying balance sheet. The Company is unable to provide estimates of the components of the intercompany balances at April 3, 2005 and March 28, 2004.

Business and Summary of Accounting Policies

The Pulp and Paperboard Division converts wood fiber into bleached kraft pulp and solid bleached sulfate ("SBS") paperboard. The Paperboard Packaging Division produces folding cartons primarily for the consumer products industry. Net sales by product category are summarized below:

                                QUARTER ENDED
                       -------------------------------
                       APRIL 3, 2005    MARCH 28, 2004
                       -------------    --------------
Sales by Category
Pulp & Paperboard      $      39,628    $       37,181
Paperboard Packaging          89,174            79,193
                       -------------    --------------
Total Sales            $     128,802    $      116,374
                       =============    ==============

Other Financial Activities

The Divisions have not been allocated any portion of Gulf States' unsecured consolidated debt. No portion of Gulf States' related interest expense has been allocated to the Divisions. Debt secured by the Divisions' real property has been reflected in these consolidated financial statements. The secured debt was $317 and $384 at April 3, 2005 and March 28, 2004, respectively.

Organization

The Company reorganized effective December 30, 2002. Gulf States Paper Corporation elected Subchapter S status for income tax purposes. GSPC Enterprises, Inc. was formed at the reorganization date as a wholly-owned subsidiary. GSPC Enterprises was formed as a Subchapter C corporation, which is subject to federal and state income taxes. As a result of the Subchapter S election, Gulf States will generally be exempt from federal and state income taxes.

Prior to the reorganization, all business of the divisions was conducted within Gulf States Paper Corporation and the income was subject to federal and state income taxes. Effective with the reorganization date, certain of the Divisions' business assets and liabilities were contributed in a tax-free transaction to GSPC Enterprises, Inc. The result of the reorganization was to have GSPC Enterprises own and operate the Demopolis paperboard mill ("Pulp & Paperboard Division") and to own and operate the Paperboard Packaging Division's six folding carton plants located within Missouri, Texas, Kentucky and North Carolina. Gulf States Paper Corporation retained a folding carton plant within Alabama and the member interest in the joint venture (GSD Packaging, LLC ("GSD")). These assets, along with the six folding carton plants owned by GSPC Enterprises, Inc., comprise the Paperboard Packaging Division.

Reporting Period

The Divisions use a 52-53 week year ending on the Sunday nearest the end of December.

Effective with the reorganization, the Company changed its fiscal year-end from the last Sunday nearest the end of May to the last Sunday nearest the end of December. Accordingly, the consolidated Financial Statements include the results of operations for the period of thirteen weeks ended April 3, 2005 and March 28, 2004.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid debt instruments purchased with an original maturity of three months or less.

Inventories

Inventories are stated at the lower of cost or market. Over 90% of product and manufacturing materials inventories is determined by the last in, first out ("LIFO") method. The remaining manufacturing materials inventories are valued using the first in, first out ("FIFO") method, or moving average cost methods. The cost of other inventories is determined principally by the average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Major overhauls that extend the useful lives of existing assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Gains and losses from the sale of property, plant and equipment are included in other income.

Goodwill

Goodwill is accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142. See Note 7.

Asset Impairment

The Divisions evaluate long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value. Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased. See Note 5.

Income Taxes

The Divisions computed an income tax provision as if separate returns were filed. For the quarters ended April 3, 2005 and March 28, 2004, the income earned from operations conducted within Gulf States has been treated as exempt income due to the Subchapter S election. The Divisions' remaining operations are included in the consolidated C Corporation tax return filed by GSPC Enterprises, Inc. Current taxes are paid by this corporation and any obligations thereto are not reflected in the accompanying balance sheet.

The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax bases of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. A valuation allowance has not been recorded to reduce deferred tax assets as it is more likely than not the future tax benefits will be realized. See Note 4.

Revenue Recognition

The Divisions recognize revenue at the time the product is shipped or as title passes subject to the terms of the agreement with the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Divisions conduct business with customers primarily in the consumer products and paperboard converting industries. The Company believes its accounts receivable allowance is sufficient to cover any risk of credit losses.

NOTE 3 - INVENTORIES

                                       APRIL 3, 2005   MARCH 28, 2004
                                       -------------   --------------
Raw materials                          $      12,561   $       10,987
Finished goods and work in process            46,477           39,040
Supplies and repair parts                     13,707           13,446
LIFO reserve                                 (19,602)         (17,956)
                                       -------------   --------------
                                       $      53,143   $       45,517
                                       =============   ==============

NOTE 4 - INCOME TAX

As discussed in Note 1, Gulf States Paper Corporation elected effective December 30, 2002 to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the stockholders of the Company are taxed on their proportionate share of Gulf States Paper Corporation's taxable income. Consequently, the Divisions' income earned by the Company will generally be exempt from federal and state income taxes unless a disposition of property occurs that is subject to the built-in gains tax. The built-in gains tax is imposed at corporate rates if certain appreciated property is disposed of within ten years of the Subchapter S election.

The Livingston Box plant and the Division's GSD joint venture member interests are owned by Gulf States Paper Corporation. Therefore, there is not a provision for federal and state income taxes on this business income for the quarters ended April 3, 2005 and March 28, 2004. The remaining business operations of the Divisions are owned by GSPC Enterprises, Inc. ("Enterprises"). Enterprises is a wholly owned subsidiary of Gulf States Paper Corporation that remains a Subchapter C corporation subject to federal and state income taxes. Accordingly, the financial statements reflect a provision for taxes and the related liabilities for current and deferred taxes.

The provision for income taxes consists of the following:

                          QUARTER ENDED
                  APRIL 3, 2005   MARCH, 28, 2004
                  -------------   ---------------
Current:

    Federal       $       3,575   $         2,278
    State                   507               386

Deferred:

    Federal                (572)           (1,235)
    State                   (84)             (239)
                  -------------   ---------------

Total             $       3,426   $         1,190
                  =============   ===============

The federal statutory rate was 35%. The provision for income taxes is reconciled to the federal statutory rate:

                                                                QUARTER ENDED
                                                       APRIL 3, 2005     MARCH, 28, 2004
                                                       -------------     ---------------
Taxes at federal statutory rate                        $       3,619     $         1,435
Subchapter S income not subject to tax                          (368)               (342)
State income taxes net of federal income tax benefit             275                  96
Miscellaneous items                                             (100)                  1
                                                       -------------     ---------------

Total                                                  $       3,426     $         1,190
                                                       =============     ===============

The net deferred income tax liability includes the following components as of:

                                     APRIL 3, 2005    MARCH, 28, 2004
                                     -------------    ---------------
Current deferred tax asset           $       2,478    $         1,510
NonCurrent deferred tax liability          (51,622)           (51,754)
                                     -------------    ---------------
Net deferred tax liability           $     (49,144)   $       (50,244)
                                     =============    ===============

The tax effect of significant temporary differences representing deferred tax assets and liabilities is as follows as of:

                              APRIL 3, 2005    MARCH, 28, 2004
                              -------------    ---------------
Intangible assets             $       2,210    $         3,453
Other assets                          1,835              1,242
Post-Retirement benefit                  78                  -
Plant, property & equipment         (53,815)           (55,433)
Vacation accrual                        548                494
                              -------------    ---------------
Net deferred tax liability    $     (49,144)   $       (50,244)
                              =============    ===============

NOTE 5 - IMPAIRMENT CHARGES

During the quarter ended April 3, 2005, the Divisions reduced the carrying value of a printing press held for sale by $25.

Property that has been subject to impairment charges and offered for sale is identified below. Management has determined the fair value to be as follows:

                       APRIL 3, 2005
                       -------------
Recovery boiler        $       2,700
Carton equipment                  18
                       -------------
           Total       $       2,718
                       =============

During the quarter ended March 28, 2004, the Divisions recorded a non-cash impairment charge of $1,800 on a recovery boiler. The boiler is being offered for sale. However, it appears less than probable the sale will occur within one year. Accordingly, the boiler's remaining fair value of $2,700 is included in Property, Plant & Equipment.

Property that has been subject to impairment charges and classified as held for sale is as follows::

                          MARCH 28, 2004
                          --------------
Plant building - Newark   $          529
Carton equipment                     238
                          --------------
           Total          $          767
                          ==============

NOTE 6 - RETIREMENT, SAVINGS AND OTHER POST RETIREMENT BENEFITS

Employees of the Divisions participate in various pension, defined contribution plans and postretirement benefit plans sponsored by the Company. A portion of the Company's employee benefit costs has been allocated to the Divisions for their participation in the noncontributory defined benefit pension plans, defined contribution and postretirement health care and life insurance benefit plans.

Under the collective bargaining agreement, all union employees at the Demopolis paperboard mill had the right on February 28, 2005 to remain in the existing defined benefit pension plan, or to switch to an enhanced 401(k) plan with their current pension benefit frozen plus a future pension benefit increase of the lesser of 2% or the increase in the CPI annually through 2008. In addition, employees selecting the enhanced 401(k) plan were entitled to a one time employer plan contribution of $3. Approximately 37% of the union employees selected the enhanced 401(k) plan. The freezing of the pension benefit for these employees resulted in a pre-tax curtailment loss of $1,368. The employer contribution to the enhanced 401 (k) plan was $308. These costs have been reflected in the Divisions current quarter operating results.

The following are the costs, including the above curtailment loss and employer contribution amount, allocated in the Statement of Operations:

                              APRIL 3, 2005
                              -------------
Pension plans                 $       2,059
Defined contribution plans            1,255
Postretirement benefit plans             20
                              -------------

                              $       3,334
                              =============

During the quarter ended March 28, 2004, the Company separated the salaried retirees from active employees as a revision to the salaried postretirement health plan. Salaried retirees are being required to fund all of their health plan cost for 2004 and subsequent years. The effect of this change resulted in a postretirement benefit plan settlement gain. The Divisions were allocated $190 of the pre-tax settlement gain.

The following are the costs, exclusive of the postretirement settlement gain, allocated in the Statement of Operations:

                              MARCH 28, 2004
                              --------------
Pension plans                 $          601
Defined contribution plans               804
Postretirement benefit plans            (119)
                              --------------
           Total cost         $        1,286
                              ==============

The obligations for a significant portion of these future costs are not reflected in the Statement of Certain Assets and Liabilities because these obligations will remain with the Company and allocation of these obligations to the division level was not possible.

The allocation of these costs has been based on a combination of the number of employees, employee salaries, or specifically attributable benefits within each plan. The allocated pension defined contribution plan and postretirement benefit plan costs are the resulting proportional amount of that cost calculated in accordance with SFAS No. 87, Employers' Accounting for Pensions and SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, respectively. Management believes the method of allocation is equitable and provides a reasonable estimate of the costs attributable to the Divisions. Such allocations are not intended to represent the costs that would be incurred as if the Divisions had operated on an independent basis.

NOTE 7 - GOODWILL

                                                GOODWILL
                            -----------------------------------------------------
                                                         GULF STATES
                            RESOLUTION   LIVINGSTON BOX   PACKAGING       TOTAL
                            ----------   --------------  -----------    ---------
Balance @ April 3, 2005     $   24,030   $        2,148  $     8,824    $  35,002
                            ==========   ==============  ===========    =========
Balance @ March 28, 2004    $   24,030   $        2,148  $     8,824    $  35,002
                            ==========   ==============  ===========    =========

The carrying amount of goodwill remains unchanged since the period ended January 2, 2005.

NOTE 8 - COMMITMENTS

At April 3, 2005, the Divisions were committed under non-cancelable leases expiring on various dates to 2009. Most leases require payment of property taxes and insurance. Minimum rentals under such leases are as follows:

Fiscal Year              Transportation
  Ending      Buildings     Equipment     Equipment  Total
  ------      ---------     ---------     ---------  -----
   2005          338         20             160       518
   2006           40          -             141       181
   2007            -          -             114       114
   2008            -          -              19        19
   2009            -          -               3         3

Contingent rental payments imposed by lease agreements are not significant.

The Divisions have commitments under contracts for the purchase of property and equipment. Portions of such contracts not completed at April 3, 2005 are not reflected in the consolidated financial statements. These commitments amounted to approximately $3,417.

NOTE 9 - JOINT VENTURE

The Divisions formed the GSD joint venture with Dopaco Corporation in September 1998 to manufacture and sell folding cartons. The Divisions have a 60% member interest, however, operating control is shared equally by agreement of the members. The results of the joint venture are included in the Divisions' consolidated financial statements.

NOTE 10 - ENVIRONMENTAL AND LEGAL MATTERS

Controlling pollutants discharged into the air, water and groundwater to avoid adverse impact on the environment, making continual improvements in environmental performance and achieving compliance with applicable regulations are continuing objectives of the Company. The Divisions have invested substantial funds to modify facilities to assure compliance. For the quarters ended April 3, 2005 and March 28, 2004, capital expenditures were $266 and $100, respectively.

The Divisions have taken major steps to comply with the regulations promulgated under the Clean Air Act and Clean Water Act (the "Cluster Rules") designed to reduce air and water discharges of specific substances from U.S. pulp and paper mills by 2006. The Divisions estimate future capital expenditures to comply with these regulations will be insignificant.

The Company has been named a defendant in asbestos-related personal injury litigation. These suits also name many other corporate defendants. There have been six lawsuits filed against the Company. The number of defendants in the suits has ranged from forty to one hundred sixty-one. The lawsuits are based upon claims of personal injuries resulting from exposure to asbestos while employed by third-party contractors at the Company's mills. The plaintiffs have not produced any evidence to date that they performed services at any of the Company's facilities.

Management believes that the Company has valid defenses to the above personal injury claims and intends to defend them vigorously. The Company also has substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims. To date, the costs resulting from the litigation have not been significant. The Company settled one lawsuit during 2004 for $40. However, the other five lawsuits are in the discovery phase. Although the outcome of this type of litigation is subject to many uncertainties, after consulting with legal counsel, the Company does not believe that such claims will have a material adverse effect on its consolidated financial condition, results of operations or cash flows. Accordingly, no liability has been recorded by the Divisions.

The Divisions' operations are parties to or targets of other lawsuits, claims, investigations and proceedings, which are being handled and defended in the ordinary course of business. No such pending matters are expected to have a material effect on the Divisions' financial position, results of operations or cash flows.

NOTE 11 - OTHER TRANSACTIONS WITH GULF STATES

The Pulp and Paperboard Division purchases softwood chips and pulpwood from Gulf States. The purchases are in the ordinary course of business at negotiated prices determined between the Division and Gulf States and may not reflect spot market prices.

Purchases of chips and pulpwood from Gulf States amounted to $2,894 and $2,857 for the quarters ended April 3, 2005 and March 28, 2004.

Amounts payable to Gulf States are settled through intercompany accounts at the end of each month. All settlements with Gulf States are classified as "net transactions with Gulf States Paper Corporation" in the accompanying combined statements of parent's investment and cash flows.

The Company is obligated to provide certain administrative services during the fiscal year ending January 1, 2006 to GSD. The agreement provides that the Company will be reimbursed at a weekly rate of approximately $13.